Exhibit 99.1
Health Benefits Direct Corporation Announces Fourth Quarter and Fiscal Year 2006 Financial Results
Radnor, PA — April 2, 2007 — Health Benefits Direct Corporation (OTC Bulletin Board: HBDT), a leading innovator in the direct marketing and sales of a wide range of health and life insurance products to individuals, today announced its results of operations for the fourth quarter and fiscal year ended December 31, 2006.
Alvin H. Clemens, Chairman and Chief Executive Officer of Health Benefits Direct, stated, “Our strong year-over-year growth in revenues is primarily attributable to the increase in the number of licensed agents that we employ and the expanded mix of insurance products that we offer through our online agency. We closed the year with a record for the highest monthly production in the history of the company, and we continue to drive solid growth from our expanding number of licensed agents, product offerings and technology.
“We are especially pleased with the sequential quarterly revenue growth during 2006 and in particular the fourth quarter where revenue increased 60% over the third quarter. These results not only demonstrate the progress we have made in our short history but also the potential power of our business model — high quality carrier relationships and products, innovative technologies, recurring revenues and a commitment to customer service.”
Fiscal Year 2006 Results
Revenues for the fiscal year ended December 31, 2006 increased 360% to a record $12,240,101 as compared to $2,660,491 for the fiscal year ended December 31, 2005.
Operating expenses for the fiscal year ended December 31, 2006 totaled $26,551,476 as compared to $5,728,768 for the fiscal year ended December 31, 2005. The primary factors contributing to the annual increase in operating expenses included 1) higher salaries, wages and commissions associated with the increase in employees, 2) higher lead expense associated with the increased number of licensed agents employed by the company, and 3) a substantial increase in operations in 2006.
Net loss for the fiscal year ended December 31, 2006 was $(13,967,824), or $(0.51) per basic and diluted share, as compared to a net loss of $(3,170,577), or $(0.36) per basic and diluted share for the fiscal year 2005.
At December 31, 2006, Health Benefits Direct had total shareholders’ equity of $4,430,781 and no long-term debt.
Fourth Quarter Results
Revenues for the three months ended December 31, 2006 increased 399% to $5,157,688 as compared to $1,033,161 for the same period in 2005. Operating expenses for the three months ended December 31, 2006 totaled $8,831,332 as compared to $2,182,239 for the same period in 2005. Net loss for the three months ended December 31, 2006 was

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$(3,631,044), or $(0.13) per basic and diluted share, as compared to a net loss of $(1,232,588), or $(0.14) per basic and diluted share, for the same period in 2005.
2006 Operational Highlights
Health Benefit Direct’s key operational highlights for the year ended December 31, 2006 included:
•	The completion of a $14.7 million equity financing, which commenced in late 2005 and was completed in January in multiple closings;

•	The commencement of trading on the OTC Bulletin Board under the symbol “HBDT;”

•	The opening of new state of the art facilities in Deerfield Beach, FL and New York, NY;

•	The online launch of a newly designed and upgraded consumer web portal;

•	A streamlining of the company’s management structure with Alvin H. Clemens as Chairman and CEO; and

•	The addition of nationally branded, highly rated health insurance carriers, including United Healthcare (underwritten by Golden Rule Insurance Company), Humana Inc. and Time Insurance Company (marketed under the name Assurant Health).
About Health Benefits Direct Corporation
Health Benefits Direct Corporation is an insurance agency that operates an interactive online marketplace and contact centers enabling consumers to shop for, compare, and purchase individual health and life insurance and related products for individuals and families. Health Benefits Direct’s sales platform combines its proprietary, integrated online technology and dialing application to connect consumers who express an interest in purchasing health or life insurance or related products with its knowledgeable, licensed agents housed in one of its contact center locations. www.hbdc.com or www.healthbenefitsdirect.com
Safe Harbor Statement
In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the company’s business strategy and operations. Forward-looking statements provide Health Benefits Direct’s current expectations or forecasts of future events. Actual events could differ materially from those reflected in these forward-looking statements, such as if Health Benefits Direct is unable to effectively implement any new carriers or products or maintain its existing carrier relationships or products, or to effectively execute its business strategy in general. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Health Benefits Direct undertakes no obligation to update publicly any forward-looking statement.

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HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues	$5,157,688	$1,033,161	$12,240,101	$2,660,491
Operating Expenses:
Salaries, commission and related taxes	4,377,521	1,055,691	13,754,445	2,967,924
Lead, advertising and other marketing	2,100,238	399,108	5,174,260	901,036
Depreciation and amortization	661,588	42,835	2,146,703	102,350
Rent, utilities, telephone and communications	734,631	231,623	1,970,275	468,816
Professional fees	356,500	139,307	1,211,605	220,883
Management salaries — related parties	—	15,300	—	487,800
Other general and administrative	600,854	298,375	2,294,188	579,959

	8,831,332	2,182,239	26,551,476	5,728,768

Loss from operations	(3,673,644)	(1,149,078)	(14,311,375)	(3,068,277)

Other income (expense):
Loss on disposal of property and equipment	—	(16,420)	(339)	(16,420)
Loss on impairment of intangible asset	—	—	—	—
Registration rights penalty reversal	—	(60,537)	60,537	(60,537)
Interest income	45,137	2,962	303,357	2,962
Interest expense	(2,537)	(9,515)	(20,004)	(28,305)

Total other income (expense)	42,600	(83,510)	343,551	(102,300)

Net loss	$(3,631,044)	$(1,232,588)	$(13,967,824)	$(3,170,577)

Net loss per common share:
Net loss per common share — basic and diluted	$(0.13)	$(0.14)	$(0.51)	$(0.36)

Weighted average common shares outstanding - basic and diluted	28,539,732	8,832,446	27,578,861	8,832,446

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HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

	December 31, 2006	December 31, 2005
ASSETS
CURRENT ASSETS:
Cash	$2,311,781	$6,433,426
Accounts receivable, less allowance for doubtful accounts	2,197,523	194,261
Deferred compensation advances	684,998	173,696
Prepaid expenses	107,995	—
Other current assets	11,011	—

Total current assets	5,313,308	6,801,383
Restricted cash	1,150,000	$—
Property and equipment, net of accumulated depreciation	1,483,411	274,061
Intangibles, net of accumulated amortization	4,108,833	133,456
Other assets	181,900	22,659

Total assets	$12,237,452	$7,231,559

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Line of credit	$—	$399,630
Accounts payable	1,160,254	381,312
Accrued expenses	1,427,628	410,524
Due to related parties	63,672	207,754
Unearned commission advances	5,155,117	886,939

Total current liabilities	7,806,671	2,286,159

SHAREHOLDERS’ EQUITY:
Preferred stock ($.001 par value; 10,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock ($.001 par value; 90,000,000 shares authorized; 28,586,471 and 20,241,471 shares issued and outstanding	28,586	20,241
Additional paid-in capital	24,479,129	9,315,260
Accumulated deficit	(18,266,258)	(4,298,434)
Deferred compensation	(1,810,676)	(91,667)

Total shareholders’ equity	4,430,781	4,945,400

Total liabilities and shareholders’ equity	$12,237,452	$7,231,559

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